Exhibit 35.1

SERVICER COMPLIANCE STATEMENT (ITEM 1123)

RE: FIRST HORIZON MORTGAGE PASS-THROUGH TRUST 2007-4

We, the undersigned authorized officers of First Horizon Home Loans, a division of First Tennessee Bank National Association, and First Tennessee Bank National Association, as successor by merger to First Tennessee Mortgage Services, Inc. (collectively, the “Servicer”), pursuant to the applicable servicing agreement, do hereby certify that:

1. A review of the Servicer’s activities during the period from June 1, 2007 and through December 31, 2007 and of the Servicer’s performance under the above described servicing agreement has been made under our supervision.

2. To the best of our knowledge, based on such review, the Servicer has fulfilled all of its obligations under the applicable servicing agreement in all material respects throughout such period.

Date: March 24, 2008

First Horizon Home Loans, a division of First
Tennessee Bank National Association

                                     By: /s/  Kim Yowell
Name: Kim Yowell
Title: SVP, Servicing Manager

First Tennessee Bank National Association, as
successor by merger to First Tennessee
Mortgage Services, Inc.

By: /s/ Terry L. McCoy
Name: Terry L. McCoy
Title: Executive Vice President